Exhibit 99.1

Contact:

Lisa Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

BioScrip Reports First Quarter 2016 Financial Results

DENVER, CO, May 5, 2016 – BioScrip, Inc. (NASDAQ: BIOS) (“BioScrip” or the “Company”) today announced financial results for the first quarter 2016. For the first quarter, the Company reported revenue from continuing operations of $238.5 million, net loss from continuing operations of ($11.9) million and diluted EPS of ($0.17) loss per share.

First Quarter Highlights

•	Net revenue for the first quarter 2016 was $238.5 million, a decrease year over year as anticipated in accordance with the planned shift in revenue mix to greater core infusion revenue business composition away from lower margin chronic infusion revenue.

•	Consolidated Adjusted EBITDA was $7.4 million for the first quarter 2016, up $2.5 million year over year from the first quarter 2015 Adjusted EBITDA of $4.9 million. The year over year increase was due to the success of the Company’s operating improvement initiatives to further reduce its costs and focus more directly on its core infusion business;

•	Infusion Services Adjusted EBITDA (which excludes corporate overhead costs) was $17.0 million, or 7.1% of revenues, for the 2016 first quarter representing an increase of $2.0 million over the first quarter 2015; and

Rick Smith, President and Chief Executive Officer stated, “We are pleased with our first quarter results, which reflect continued patient census growth tempered by seasonality. The improvement in our Adjusted EBITDA results in the quarter is continued evidence of our strengthening operations. The infusion platform we have developed through BioScrip’s clinical and operational teams enables us to serve our patients daily with high-quality care and outstanding service.”

Results of Operations

First Quarter 2016 versus Prior Year First Quarter 2015

Revenue from continuing operations for the first quarter of 2016 was $238.5 million, compared to $244.4 million in the first quarter of 2015, a decrease of $5.9 million or 2.4%. The decrease was due primarily to the Company’s planned shift in revenue mix to greater core revenues away from lower margin chronic.

Consolidated gross profit for the first quarter of 2016 was $64.2 million, or 26.9% of revenue, up 30 basis points as a percentage of revenue as compared to the same period prior year.

Consolidated Adjusted EBITDA from continuing operations for the first quarter of 2016 was $7.4 million representing an increase of $2.5 million or 51% over the same period prior year Consolidated Adjusted EBITDA which was $4.9 million. Excluding Corporate Overhead Adjusted EBITDA, Infusion Services Adjusted EBITDA was $17.0 million for the first quarter 2016, an increase of $2.0 million over the first quarter 2015. This increase was due to the continued operating improvement initiatives employed by the Company to further reduce operating costs including reducing bad debt costs as a result of improved cash collection experience on accounts receivables. Adjusted EBITDA excludes, among other things, restructuring expenses such as severance and retention costs and certain restructuring related consulting & professional fees. Restructuring, integration and other expenses in the first quarter 2016 totaled $2.7 million, down $1.0 million from the same quarter prior year.

Interest expense in the first quarter of 2016 was $9.4 million, roughly consistent with $9.2 million in the first quarter 2015.

Income tax expense from continuing operations in the first quarter of 2016 was negligible and decreased as compared to the income tax expense in the same period prior year of $1.9 million.

Net loss from continuing operations for the first quarter of 2016 was ($11.9) million, or ($0.17) per diluted share, compared to the same first quarter period in 2015 net loss of ($18.9) million, or ($0.28) per diluted share.

Liquidity and Capital Resources

As of May 5, 2016, the Company had $54.2 million of liquidity, which is comprised of $7.6 million of cash and $46.6 of undrawn capacity available on its revolving credit facility. The Company’s net Days Sales Outstanding (“DSO”) was 39 days at March 31, 2016 which was seven days lower than the prior year first quarter 2015 DSO of 46 days, and was comparable to the sequential fourth quarter 2015 DSO of 37 days.

The Company generated solid operating cash in the first quarter 2016 and was able to use its operating cash flow to fund 100% of all operating costs of the business. The Company had a net use of cash of $5.0 million for the first quarter 2016 when factoring in the $8.9 million semi-annual cash interest payment on the 2021 Notes.

The Company expects to be operating cash flow positive for the full 2016 fiscal year. In addition to being operating cash flow positive for the full 2016 fiscal year, the Company also expects to pay down more than $12 million of bank term debt in 2016 from cash flow generated by operations.

As of March 31, 2016 the Company is in compliance with its bank covenants under the terms of the Amended Credit Facility.

FY 2016 Guidance

The Company is re-affirming its previously announced guidance for the full year 2016.

Conference Call and Presentation

BioScrip will host a conference call and live webcast tomorrow, May 6, 2016, at 8:00 a.m. Eastern Time, to discuss its first quarter 2016 financial results. Interested parties may participate by dialing 888-372-9592 (US) or 918-559-5628 (International) or by accessing a link on the Company's website at www.bioscrip.com.

A replay of the conference call will be available for two weeks after the call's completion by dialing 855-859-2056 (US) or 404-537-3406 (International) and entering conference call ID number 94119366. An audio webcast and archive will also be available for 30 days under the "Investor Relations" section of the Company's website.

About BioScrip, Inc.

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements," including projections of certain measures of the Company's results of operations, including its revenues and cash flows, projections of future cost savings associated with the absence or reduction of certain charges and expenses, and other statements regarding the Company's expectations regarding the impact of its financial improvement plan and strategy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "outlook," "aim," "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company's ability to continue to experience positive results from its financial improvement plan to reduce operating costs and focus its business on its Infusion Services segment; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

Reconciliation to Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, gain on sale of property and equipment, stock-based compensation expense, and restructuring, integration and other expenses. As part of restructuring, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, retraining expenses, potential cash bonus payments and potential accelerated payments or terminated costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of BioScrip’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the attachment to this earnings release.

TABLES TO FOLLOW

Schedule 1

BIOSCRIP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$8,051	$15,577
Receivables, less allowance for doubtful accounts of $56,805 and $59,689 at March 31, 2016 and December 31, 2015, respectively	101,770	97,353
Inventory	29,116	42,983
Prepaid expenses and other current assets	19,908	27,772
Total current assets	158,845	183,685
Property and equipment, net	30,484	31,939
Goodwill	308,729	308,729
Intangible assets, net	4,306	5,128
Other non-current assets	1,130	1,161
Total assets	$503,494	$530,642
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Current portion of long-term debt	$32,201	$24,380
Accounts payable	53,082	65,077
Amounts due to plan sponsors	3,812	3,491
Accrued interest	2,268	6,898
Accrued expenses and other current liabilities	44,329	52,918
Total current liabilities	135,692	152,764
Long-term debt, net of current portion	391,729	393,741
Deferred taxes	410	236
Other non-current liabilities	2,099	1,861
Total liabilities	529,930	548,602
Series A convertible preferred stock, $.0001 par value; 825,000 shares authorized; 635,822 shares issued and outstanding as of March 31, 2016 and December 31, 2015; and, $71,701 and $69,702 liquidation preference as of March 31, 2016 and December 31, 2015, respectively	65,088	62,918
Stockholders' deficit
Preferred stock, $.0001 par value; 4,175,000 shares authorized; no shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	-	-
Common stock, $.0001 par value; 125,000,000 shares authorized; 71,441,664 and 71,421,664 shares issued and 68,780,241 and 68,767,613 shares outstanding as of March 31, 2016 and December 31, 2015, respectively	8	8
Treasury stock, 2,661,423 and 2,654,051 shares, at cost, as of March 31, 2016 and December 31, 2015, respectively	(10,754)	(10,737)
Additional paid-in capital	530,671	531,764
Accumulated deficit	(611,449)	(601,913)
Total stockholders' deficit	(91,524)	(80,878)
Total liabilities and stockholders' deficit	$503,494	$530,642

Schedule 2

BIOSCRIP, INC. AND SUBSIDIARIES

QUARTERLY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015

Net revenue	$238,462	$244,357
Cost of revenue (excluding depreciation expense)	174,230	179,402
Gross profit	64,232	64,955
% of revenues	26.9%	26.6%

Other operating expenses	39,658	41,615
Bad debt expense	7,591	8,346
General and administrative expenses	11,051	11,699
Restructuring, integration, and other expenses, net	2,667	3,704
Depreciation and amortization expense	4,538	5,794
Loss from continuing operations	(1,273)	(6,203)
Interest expense, net	9,412	9,163
Gain on sale of property and equipment	(939)	-
Loss from continuing operations, before income taxes	(9,746)	(15,366)
Income tax provision	23	1,928
Loss from continuing operations, net of income taxes	(9,769)	(17,294)
Income (loss) from discontinued operations, net of income taxes	233	(2,379)
Net loss	(9,536)	(19,673)
Accrued dividends on preferred stock	(1,998)	(453)
Deemed dividend on preferred stock	(172)	(1,164)
Loss attributable to common stockholders	$(11,706)	$(21,290)

Denominator - Basic and Diluted:
Weighted average common shares outstanding	68,771	68,637

Loss from continuing operations, basic and diluted	$(0.17)	$(0.28)
Loss from discontinued operations, basic and diluted	0.00	(0.03)
Net loss, basic and diluted	$(0.17)	$(0.31)

Schedule 3

BIOSCRIP, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(9,536)	$(19,673)
Less: Income (loss) from discontinued operations, net of income taxes	233	(2,379)
Loss from continuing operations, net of income taxes	(9,769)	(17,294)
Adjustments to reconcile net loss from continuing operations, net of income taxes to net cash (used in) operating activities:
Depreciation and amortization	4,538	5,794
Amortization of deferred financing costs and debt discount	1,003	780
Change in fair value of contingent consideration	51	21
Change in deferred income taxes	174	1,927
Compensation under stock-based compensation plans	1,474	1,657
Gain on sale of property and equipment	(939)	-
Changes in assets and liabilities
Receivables, net of bad debt expense	(4,417)	799
Inventory	13,867	(4,666)
Prepaid expenses and other assets	7,897	(854)
Accounts payable	(11,995)	995
Amounts due to plan sponsors	321	(1,511)
Accrued interest	(4,630)	(4,585)
Accrued expenses and other liabilities	(2,548)	(9,689)
Net cash (used in) operating activities from continuing operations	(4,973)	(26,626)
Net cash (used in) operating activities from discontinued operations	(5,989)	(1,421)
Net cash (used in) operating activities	(10,962)	(28,047)
Cash flows from investing activities:
Purchases of property and equipment, net	(2,429)	(2,066)
Proceeds from sale of property and equipment	1,106	-
Net cash (used in) investing activities	(1,323)	(2,066)
Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock and warrants, net of issuance costs	-	58,951
Deferred and other financing costs	-	(1,218)
Borrowings on revolving credit facility	21,000	74,963
Repayments on revolving credit facility	(13,000)	(79,963)
Principal payments of long-term debt	(3,137)	-
Repayments of capital leases	(51)	(114)
Other	(53)	-
Net cash provided by financing activities	4,759	52,619
Net change in cash and cash equivalents	(7,526)	22,506
Cash and cash equivalents - beginning of period	15,577	740
Cash and cash equivalents - end of period	8,051	23,246

DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$13,143	$13,748
Cash paid during the period for income taxes	$13	$528

Schedule 4

BIOSCRIP, INC. AND SUBSIDIARIES

QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES

(in thousands)

	Three Months Ended March 31,
	2016	2015
Adjusted EBITDA by Segment:
Infusion Services Adjusted EBITDA	$16,983	$14,994
Adjusted EBITDA margin %	7.1%	6.1%
Corporate Overhead Adjusted EBITDA	(9,577)	(10,042)
Adjusted EBITDA margin %	(4.0)%	(4.1)%

Consolidated Adjusted EBITDA	7,406	4,952
Adjusted EBITDA margin %	3.1%	2.0%

Interest expense, net	(9,412)	(9,163)
Gain on sale of property and equipment	939	-
Income tax expense	(23)	(1,928)
Depreciation and amortization expense	(4,538)	(5,794)
Stock-based compensation expense	(1,474)	(1,657)
Restructuring, integration, and other expenses, net (1)	(2,667)	(3,704)
Loss from continuing operations, net of income taxes	$(9,769)	$(17,294)

General and Administrative Expenses on Face of Income Statement:
Corporate overhead adjusted EBITDA	$(9,577)	$(10,042)
Stock-based compensation expense	(1,474)	(1,657)
General and administrative expenses	$(11,051)	$(11,699)

(1) Restructuring, integration and other expenses, net include non-operating costs associated with restructuring and integration initiatives such as employee severance costs, certain non-recurring legal and professional fees, non-recurring training costs, redundant wage costs, impacts recorded from the change in contingent consideration obligations, and other non-recurring costs related to contract terminations and closed branches/offices.